UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 26, 2000

                           Commission File No. 0-25357


                               TRAVELNOW.COM INC.
                               ------------------
                 (Name of Small Business Issuer in its Charter)


              Delaware                              59-3391244
              --------                              ----------
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   Incorporation or organization)


         318 Park Central East - Suite 418, Springfield, Missouri 65806
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (417) 864-3600
                                 --------------
                (Issuer's Telephone Number, Including Area Code)

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On September 26, 2000, TravelNow.com Inc. (the "Company") held its annual shareholders meeting. The shareholders took the following actions: (1) all incumbent directors, Jeffrey A. Wasson, H. Whit Ehrler, Bill Perkin, Jerry Rutherford and Antoine Toffa were elected to serve as directors of the Company until the 2001 annual meeting; (2) Deloitte & Touche, LLP was appointed as independent auditors for the Company; (3) the TravelNow.com Inc. 2000 Omnibus Stock Incentive Plan was ratified; and (4) the proposed reincorporation of the Company in Delaware was approved. On September 28, 2000, the Company issued a press release disclosing the above actions, which is attached hereto as Exhibit
99.1 and incorporated herein by this reference.

Effective October 19, 2000, the Company completed the change of its state of incorporation from Florida to Delaware, by merging with and into TravelNow.com Inc., a Delaware corporation, which is a wholly-owned subsidiary of the Company (the "Reincorporation"). On October 24, 2000, the Company issued a press release announcing the Reincorporation, which is attached hereto as Exhibit 99.2 and incorporated herein by this reference.


ITEM 7. EXHIBIT.

99.1 Press Release regarding annual meeting of shareholders dated September 28, 2000.

99.2      Press Release regarding reincorporation merger dated October 24, 2000.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  TRAVELNOW.COM INC.


Date: November 7, 2000                            By: /s/ H. Whit Ehrler
-------------------------                         ----------------------
                                                  Name: H. Whit Ehrler
                                                  Title: Chief Financial Officer